CODE OF CONDUCT

Vision Statement:  Canandaigua National Corporation will remain an independent, profitable financial services company that excels at earning the loyalty of the constituents we serve, because of our:  team of experienced professionals; commitment to an exceptional customer experience; commitment to enhance the financial well-being of each customer relationship; innovative, high-quality, comprehensive financial solutions that meet the needs of a growing customer base;  strategic management of technology to meet the needs of our customers regardless of where they live, work, or play; strong positive and adaptive corporate culture which encourages and rewards teamwork, continuous development and exceptional performance; commitment to the safety and soundness of the company; commitment to the confidentiality and security of our customers’ information and assets; financial performance which meets shareholder expectations and allows us to control our own destiny; and commitment to invest in the communities we serve.

Mission Statement:  As an independent Financial Services Company since 1887, our Mission is to:

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maintain a professional and team-oriented corporate culture;

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provide an exceptional customer experience and build enduring, mutually valuable customer relationships;

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encourage active community involvement and civic leadership; and, by so doing,

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optimize long-term shareholder value consistent with our Core Values.

Core Values:  We believe these Core Values are central to how we lead our lives.

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Honesty and Integrity

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Responsibility

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Teamwork

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Respect

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Innovation

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Professionalism

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Commitment

Our core values provide guidelines for interaction with our customers and your fellow employees.  You are expected to act in a manner which will support a comfortable work environment that is free of harassment of any kind.

As an employee, you can be proud that you are an important part of our business team.  As a member of that team, you have an obligation to observe high standards of ethical and personal conduct in all of your activities both during and after business hours.  Detailed guidelines and examples of appropriate conduct are outlined in our Employee Handbook.  You should be familiar with, and adhere to all guidelines set forth in the Employee Handbook.

Employee Feedback System for Reporting Misconduct or Ethical Irregularities (Whistleblower Policy):

Canandaigua National Corporation is committed to compliance with all applicable securities laws and regulations, accounting standards, accounting controls, and audit practices.  In accordance with the Sarbanes-Oxley Act of 2002, the Corporation has implemented a Whistleblower Policy and has adopted an employee feedback system for reporting misconduct or ethical irregularities.  The Corporation has established procedures to receive, retain, and treat complaints from employees and others (“whistle blowers”) about accounting, internal controls, auditing matters and illegal or unethical activities.  All employees have a responsibility to report suspected violations and are encouraged to use the guidance provided by this policy.  The Whistleblower Policy and relevant forms can be found on the Intranet at Policy Central Homepage.  You are expected to be familiar with and fully comprehend its contents.

Prohibition of Insider Trading:

Insider trading involves the purchase or sale of securities of a public company while in possession of material, nonpublic information about the company. Any person who purchases or sells securities while in possession of material inside information, or who communicates or “tips” such inside information to anyone else who trades securities on such information, violates this Code of Conduct and may violate United States securities laws.

Material “Inside” Information:

“Inside” or “nonpublic information” is information about a business organization that is not generally available to or known by the public. Such information is considered to be “material” if there is a likelihood that it would be considered important by an investor in making a decision to buy or sell a company’s securities or alter significantly the market price of a company’s securities.

Statement of Policy:

It is the policy of the Company that no director, officer or other employee of the Company or its affiliates who is aware of material nonpublic information relating to the Company or its affiliates may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends.  You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in the Company's securities.

In addition, it is the policy of the Company that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company's securities until the information becomes public or is no longer material.

Confidentiality:  All employees of Canandaigua National Corporation have access to confidential information regarding employees, customers and Corporation business. “Confidential information” may take the form of printed or written material, information stored in electronic format, information appearing on a video display terminal, or information shared in confidence by a customer or another employee.  Regardless of the form, confidential information must not be discussed with, or disclosed to, anyone outside the organization, including family members, and must not be discussed inside the Corporation in such a manner that it can be overheard by other employees who have no need to know the information.  Because individuals regard their financial matters as strictly private, any indication whatsoever that such information has not been held in strict confidence seriously undermines our relationship with our customers.  We are committed to safeguarding our customers’ non-public personal information.  We always adhere to our Corporate Privacy Policy, which can be found on our Intranet at Policy Central Homepage .You are expected to be familiar with, and fully comprehend, its content.

Information Security:  It has always been Canandaigua National Corporation’s policy to safeguard customer information; it is also required by law.  The Corporation has implemented an Information Security Policy to ensure the safeguarding of information.  Training is conducted by each department supervisor as part of orientation and periodically within each department if necessitated by procedural changes.  The training program includes the following components:

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Corporate Privacy Policy

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Procedures for:

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use of information at workstations

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use of printed information away from workstations

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off-site use of information

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authentication of a customer’s identity for telephone inquiries

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physical security

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data storage and record retention

Computer Software, and Telecommunications Use:  Canandaigua National Corporation depends on the reliable use of its computers and its information processing capabilities for the continued successful operation of our business.  The Corporation’s computing resources are only to be used in activities that are related to our business.  When you use the Corporation’s computers (your workstation, on or off premises), communications facilities, or e-mail, you are expected to act in a way that protects proprietary and customer information.

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You are responsible for all activity that occurs in connection with your user ID.  Your password is your “signature” and should not be shared with others.

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You are not permitted to possess any software or hardware for use on corporate computers that has not been approved by Information Technology.  Theft or use of unapproved software products is illegal and can result in disciplinary action, as well as possible prosecution.

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You are not permitted to develop programs on the Corporation’s time, using our computing and telecommunication facilities or employees.

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All messages you compose, send, or receive on the e-mail system are corporate property.  All text messages you compose, send, or receive on a company-paid texting service are corporate property.  The Corporation reserves the right to intercept, review, and audit all messages, both outgoing and incoming.  You are not authorized to retrieve or read messages that are not sent to you (unless you have been assigned authority to view another’s Inbox).

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Your use of the Internet on corporate computers is permitted for corporate business only.  Downloading of executable files is permitted only within established corporate guidelines.  Downloaded programs can contain viruses and can disrupt other corporate systems.  Any departmental requirement for Internet (downloaded) programs must be in the form of an IS Request.

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Canandaigua National Corporation has established standards for connecting from a remote location to networks owned and controlled by the corporation and its subsidiaries.  The standards apply to all employees of the Corporation, its contractors, vendors and agents with a corporate-owned or personally-owned computer or workstation used to connect to the corporate network.  Secure remote access is strictly controlled and granted to approved individuals after a signed Remote Access Standards agreement is in place.

Social Media/Networking:  Canandaigua National Corporation supports the limited use of certain business-related social networking sites such as Linked In.  The Corporation does not support social media sites such as Facebook and Twitter.  Canandaigua National Corporation employees are prohibited from using the name of Canandaigua National Corporation, or any CNC subsidiary, on social media sites, other than to identify Canandaigua National Corporation, or a CNC subsidiary, as your employer.  Any reference to CNC internal policies, procedures, controls or customer information, products or services, or use of the CNB logo or registered trademarks is prohibited.  Social media sites can be infiltrated by those who target financial institutions for fraud or robbery.  Posting or discussion of prohibited information, even if done off premises and during non-business hours, could inadvertently result in regulatory and/or compliance breaches.  Any such disclosure of information or discussion could potentially damage CNC’s reputation and create liability for us.  Postings on social media sites can be distributed very quickly, and can “live forever”.  We expect employees’ conduct to reflect our Core Values in all environments, including social media.

Employee Financial Responsibility:

Canandaigua National Corporation expects you to use good judgment in assuming personal financial obligations.  By New York State Law, it is illegal to knowingly overdraw a bank account.  You are expected to handle your account(s) in a manner that will serve as an example to our customers.  Therefore, it is imperative that you conduct your personal banking in an appropriate and correct fashion.  To this end, keeping an accurate ledger, reconciling your accounts, and otherwise properly maintaining your accounts and loan relationships are important for you, not only as a personal matter, but as a professional matter.

Overdrafts by any employee will carry the full service charge.  It is hoped that this mandatory charge will be a sufficient deterrent to poor account management.  Overdrafts paid through CNB’s Courtesy Overdraft service are subject to the same guidelines; we do not expect an employee who is appropriately managing a personal checking account to have a need to use this service.  Repeated overdrafts of your account will be discussed with you, and appropriate steps will be taken to remedy the situation.

Sound financial management dictates that credit is to be used wisely and with discretion.  If you would like financial guidance, you are strongly encouraged to discuss the situation with your Supervisor or with the Human Resource Department.

Appointment as Fiduciary:  It is the policy of Canandaigua National Corporation that employees may not solicit to serve individually as executor, trustee, guardian, or committee of an account or trust instrument except in matters of concern for his or her own immediate family.  The Corporation’s Board of Directors must be notified of any such appointment that is not family related.  Any such requests received from customers or friends may be referred to the Wealth Strategies Group, whose function is to handle these matters on a professional basis.

Gifts and Gratuities:  As an employee of Canandaigua National Corporation (or a subsidiary of the Corporation), you must be free from the appearance of influence by, or obligation toward, others.  To ensure consistency with our core values, it is extremely important that we prevent even the appearance of impropriety regarding employee’s acceptance of gifts and gratuities.  In addition to recognizing the potential for conflicts of interest, there are federal laws that prohibit the acceptance of a gift or gratuity by an employee of the corporation.  To ensure compliance with our core values and federal regulation, you are prohibited from:

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Soliciting for yourself or for a third party (other than the Corporation or its subsidiary) anything of value from any person or entity in return for any business service or confidential information of Canandaigua National Corporation or any subsidiary.

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Accepting for yourself anything of value from any person or entity in connection with the business of the Corporation, either before or after a transaction is discussed or consummated.  (Rebates of fees initially paid by the Corporation or a subsidiary should always be payable to the Corporation or subsidiary, not to an individual.)

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Accepting for yourself or on behalf of the Corporation or a subsidiary, any gift or thing of value in connection with an application for, or an extension of, credit.  There are specific prohibitions contained in the Bank Bribery Act and the Real Estate Settlement Procedures Act related to accepting any “thing of value” in connection with certain types of credit transactions.

For gifts and gratuities that are not related to extensions of credit, and that do not risk corruption or breach of trust, the following exceptions may be made, and you may accept a gift or gratuity having a maximum value of $100:

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when a refusal would offend the customers or damage business relationships;

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when the gift or gratuity is based on a family or personal relationship existing independent of any business of the institution;

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when the benefit is available to the general public under the same conditions;

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when the benefit would be paid for by the Corporation as a reasonable business expense.

You must disclose to your immediate supervisor all gifts or potential gifts offered by or received from a customer or a vendor beyond the suggested value of $100.  You must disclose to your immediate supervisor all gifts or potential gifts offered by or received from a customer or a vendor if they are related to an extension of credit, regardless of value (see Sec. 640 of the Commercial Loan Policy).  Management will review the disclosures and determine if the gift or gratuity can be accepted without posing a threat to the integrity of the Corporation or result in a violation of law.

Acknowledgement:  I acknowledge that:

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I have reviewed Canandaigua National Corporation’s Code of Conduct and that I fully understand its contents.

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I will be familiar with and adhere to the Corporation’s Employee Handbook and the Corporation’s Privacy Policy, and other policies that may be issued subsequently, once they have been made known to me.

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As stated in our Whistleblower Policy, if I have personal knowledge of actions that appear to go against any of the policies set forth in the Corporation’s Employee Handbook, Canandaigua National Corporation’s Code of Conduct and the Corporation’s Privacy Policy, I will promptly notify my Supervisor, the Audit Department, or the Security Officer.

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Employee misconduct may result in oral and written warnings, reprimands, or suspensions.

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In serious cases of employee misconduct, immediate discharge without warning may occur; however, repeated instances of less serious misconduct may also lead to termination.

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A breach of confidentiality by an employee is grounds for dismissal.

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__________________________    _______________________________

Date

     Name (Print)

    Signature

11/01/06

Revised and Approved by Audit Committee

11/07/07

Reviewed and Approved by Audit Committee

12/12/07

Approved by Board of Directors

01/07/08

Revised to include Mission and Vision Statements; approved 2/14/07 by Board of Directors

11/05/08

Revised to include reference to Remote Access Standards

11/4/09                 Revised to include reference to Courtesy Limit Overdraft Program

11/3/10

Revised to include reference to Social Media/Networking

12/02/10

Revised for changes to acceptable computer use

11/2/11

Revised and Approved by Audit Committee

11/16/11

Revised and Approved by Board of Directors

11/05/12

Revised to include Mission and Vision Statements; Personal Financial Responsibility

The foregoing Code of Conduct is hereby adopted by the Board of Directors of Canandaigua National Corporation

November 14, 2012

By: _______________________________________

George W. Hamlin, IV

               Chairman and CEO

Attest: _____________________________

Steven H. Swartout, Secretary

Endnotes

I wet to the internet to find the policy section 640, and was unable to.

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